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                                 EXHIBIT 10.11

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                              OPTION AGREEMENT FOR
                                  COMMON STOCK


         AGREEMENT, dated as of November 1, 1993 (the "Agreement"), between Lafarge Corporation, a Maryland corporation (the "Company"), and Lafarge Coppee S.A., a French corporation (the "Parent").

                              W I T N E S S E T H:

         WHEREAS, the Parent presently directly and indirectly holds shares of the Company's Common Stock, $1.00 par value ("Common Stock") and 7% Convertible Subordinated Debenture ("Debenture"), and Exchangeable Preference shares ("Exchangeable Shares") of the Company's subsidiary, Lafarge Canada Inc. ("LCI").

         WHEREAS, the Debentures are potentially convertible into Common Stock, and the holders of Exchangeable Shares, through a trust holding Voting Stock, $0.0001 par value ("Voting Stock"), of the Company ("Exchange Trust"), vote as a class with the holders of Common Stock, and any other class or series of capital stock of the Company having general voting rights in the Company;

         WHEREAS, the Parent presently directly and indirectly holds such number of shares of Common Stock, Exchangeable Shares and Debentures so that (assuming conversion of all outstanding Debentures) the Parent would directly and indirectly hold shares entitling it to cast approximately 54.59% of the total votes cast at a meeting of stockholders of the Company;

         WHEREAS, by virtue of its ownership of Common Stock and Exchangeable Shares, the Parent has the power to elect all of the directors of the Company and to control decisions to be voted upon by stockholders, except as otherwise provided by law;

         WHEREAS, the loss of such voting control could have adverse consequences for the Parent and the Company under certain laws of France, Canada and the United States; and the Parent has informed the Company of its intention to maintain such voting control for the foreseeable future;

         WHEREAS, the Parent, in consideration for benefits conferred upon the Company by it, has requested that the Company agree as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:





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SECTION 1.                Issuance of Relevant Voting Securities

         (a) In the event that the Company shall from time to time issue to any person other than the Parent any Relevant Voting Securities. as hereinafter defined, the Parent shall have the right to purchase from the Company up to the amount of such Relevant Voting Securities as shall be necessary to permit it to achieve (on a basis assuming the exercise of all conversion, exchange and similar rights of outstanding securities except employee stock options) a control margin of 1,000,000 votes in excess of 50% of the Total Voting Power, as hereinafter defined, to be represented by all Includible Voting Securities, as hereinafter defined, to be outstanding (or deemed to be outstanding) after such issuances by the Company and purchases by the Parent and the other purchaser(s).

         "Voting Securities" shall mean all shares of Common Stock, Voting Stock, and any other securities of the Company or of a subsidiary of the Company (such as Exchangeable Shares) entitled to vote (regardless of whether such voting rights (i) are presently exercisable or (ii) directly appertain to such securities or (iii) are only available upon subsequent conversion, option or warrant exercise, exchange or other disposition of such securities) on all matters with holders of Common Stock and Voting Stock at meetings of the stockholders of the Company.

         "Relevant Voting Security"shall mean any Voting Security other than
(i) Common Stock issuable upon exercise of the exchange rights of Exchangeable Shares, (ii) Common Stock or other Voting Securities issuable upon exercise of conversion or similar rights of an outstanding Includible Voting Security such as issuable upon conversion of Debentures, (iii) Voting Securities issued, or reserved for issuance, pursuant to a Stock Plan, as hereinafter defined, (iv) securities covered by outstanding options under any Stock Plan which is an employee Stock Plan, and (v) Voting Stock issued to the trustee under the Exchange Trust as a consequence of the issuance of additional Exchangeable Shares.

         "Total Voting Power" shall mean the total number of votes attributable to all Includible Voting Securities of the Company. For this purpose, the number of shares of Voting Stock shall be calculated on the basis of the maximum number of votes that could be cast at the time of determination under the Indenture, assuming conversion of all Debentures into Common Stock, but the Debentures shall not be added to the calculation.

         "Includible Voting Securities"shall mean all Voting Securities other than (i) Common Stock issuable upon exercise of the exchange rights of Exchangeable Shares or upon exercise of the conversion, exchange or similar rights of other Includible Voting Securities, (ii) securities reserved for issuance under any Stock Plan and (iii) securities covered by options under employee Stock Plans.





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         "Stock Plan" shall mean any employee stock purchase plan, profit sharing plan, incentive, compensation or bonus plan, dividend reinvestment plan, optional stock dividend plan, stock option plan or any other similar plan either (i) approved by the Company's Board of Directors pursuant to which any securities are issued by the Company to its stockholders or to employees of the Company or a subsidiary, or (ii) approved by the Board of Directors of LCI pursuant to which any securities are issued by LCI to its employees or stockholders.

         For purposes of this Section 1(a), the issuance by a subsidiary of the Company (to a person other than the Company) of securities which have the rights of or are convertible into or exchangeable for Voting Securities, and the sale by the Company of any securities issued by a subsidiary with the aforesaid characteristics, shall be deemed to constitute an issuance of Voting Securities by the Company.

         Nothing in this Agreement shall be construed to prevent or constrain the Parent from acquiring outstanding shares of Common Stock, Exchangeable Shares or any other securities of the Company or of any subsidiary on the open market or otherwise.

         (b) The Company shall notify the Parent in writing sufficiently in advance of any proposed issue of Common Stock or other Relevant Voting Security covered by the right to purchase granted to the Parent in Section 1(a) so that the Parent, after its receipt of such notice but prior to any such issuance, shall have a period of fifteen days to determine whether to exercise its right to purchase shares of such Common Stock or other Relevant Voting Security (as the case may be). The Company's notice, to the extent information is known or reasonably subject to estimation, shall include information as to the estimated nature and date of the proposed issue and the estimated price and amount of securities to be issued. If the Parent, within the 15-day period, notifies the Company (which notice shall specify whether the Parent intends to purchase all or only a specified portion of the shares it could elect to acquire) of its intention to exercise this right, then, simultaneously with, or immediately prior to, the issue of such Common Stock or other Relevant Voting Securities, the Parent shall purchase from the Company, and the Company shall issue and sell to the Parent, the number of shares of Common Stock or other Relevant Voting Security determined as provided above in Section 1(a) (or such reduced amount as may be specified in the Parent's notice to the Company) at a price per share determined as provided in Section 1(c) below.

         (c)(1) In the event the Company issues Common Stock or other Relevant Voting Securities for cash in a public offering subject to a registration statement filed with the Securities and Exchange Commission and/or a comparable filing with a Canadian provincial securities administration, the price at which the Parent shall be entitled to purchase shares of Relevant Voting Securities shall be the price at which such shares are offered to the public.





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         (c)(2)  In the event the Company issues Relevant Voting Securities pursuant to any transaction, contract, distribution, agreement or arrangement (except as provided in subsection (c)(1) above), the definitive terms of which are or have previously been publicly disclosed or announced, by press release, communication to stockholders, Securities and Exchange Commission filings or otherwise (the "Announcement"):

         (i) the per share price at which the Parent shall be entitled to purchase shares of Common Stock pursuant to Section 1(a) shall be equal to the average of the closing prices for Common Stock during the thirty (30) day trading period commencing fifteen (15) days prior to the Announcement and ending fourteen (14) days after such Announcement (if the closing to a third party is scheduled to occur prior to the fifteenth trading day after the Announcement, the measuring period shall be the 30 trading days ending the day prior to the date of such closing);

         (ii) the price at which the Parent shall be entitled to purchase Relevant Voting Securities other than Common Stock shall be the fair market value thereof as determined by reference to the current issuance thereof (assuming, if not the case, that such shares were issued in a public offering and based on an opinion of an independent investment banking firm or other expert retained by the Company, which expert shall be acceptable to the Parent in the exercise of its reasonable discretion).

         (c)(3) In the event the Company issues Relevant Voting Securities without the making of a prior Announcement relating to such issuance:

         (i) the per share price at which the Parent shall have the right to purchase shares of Common Stock pursuant to Section 1(a) shall be equal to the average of the closing prices for Common Stock during the thirty (30) day trading period commencing thirty one (31) days prior to the date upon which the Company issues the shares of Relevant Voting Securities to a party other than the Parent (the "Issuance Date") and ending on the day prior to such Issuance Date;

         (ii) the price at which the Parent shall be entitled to purchase Relevant Voting Securities other than common Stock shall be the fair market value thereof as determined by reference to the current issuance thereof (assuming, if not the case, that such shares were issued in a public offering and based on an opinion of an independent investment banking firm or other expert retained by the Company, which expert shall be acceptable to the Parent in the exercise of its reasonable discretion).

         (d) At the closing for the purchase and sale of such Common Stock or other Relevant Voting Security (as the case may be), the Company will deliver to the Parent a certificate or certificates (or other appropriate evidence) representing the securities being purchased,





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registered in the name of the Parent or its designee, against payment therefore of same day funds in an amount equal to the aggregate purchase price. The Parent may designate, as the purchaser on its behalf, any corporation
(excluding the Company and its subsidiaries) or other entity owned or controlled by it (the Parent and all such corporations and other entities are herein collectively called the "Lafarge Coppee Group").

         (e) In the event the Company is unable to issue any Relevant Voting Securities the Parent has the right to purchase pursuant to this Section 1 because the Company's charter does not authorize a sufficient number of shares, the Company shall use its best efforts to cause the stockholders of the Company to amend the Company's charter to increase the number of authorized shares of such Relevant Voting Securities to the number necessary to permit such issuance and the closing of the sale of such shares of Relevant Voting Securities to the Parent shall be postponed to a date when the Company's charter permits such issue.

         (f) In the event that the Parent shall be entitled to purchase Relevant Voting Securities pursuant to this Agreement and shall have informed the Company of its intent to make such purchase but the closing of the sale to the Parent cannot be accomplished because of a necessity to obtain required approvals from governmental authorities having jurisdiction over the Parent or the Company, then such closing may be delayed at the affected party's request for a period of up to 60 days, provided that the aggregate purchase price shall be increased by an interest factor equal to the daily average of the publicly announced prime commercial lending rate of Wachovia Bank of North Carolina, N.A. in Winston Salem, North Carolina during the period. Such interest rate shall be calculated and certified to by the chief financial officer of the Company or by an officer of Wachovia Bank of North Carolina, N.A.


SECTION 2.  Representations and Warranties of the Company.

         (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Maryland. The Company has the corporate power to own the property owned by it and to conduct the business presently being conducted by it.

         (b) As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Voting Stock, of which 12,849,553 shares are issued and outstanding, and (ii) 110,100,000 shares of Common Stock, of which 46,972,292 shares were issued and outstanding on August 31, 1993. All outstanding shares of capital stock are validly authorized and issued, fully paid and nonassessable.


SECTION 3.  Successors and Assigns.

The rights of the Parent under this Agreement may not be assigned or otherwise transferred except to (a) a member of the Lafarge Coppee Group





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or (b) a corporation or entity which succeeds to the ownership of more than 80%
of the assets and business of the Parent.


SECTION 4.  Termination.

This Agreement shall terminate on October 31, 2003.


SECTION  5.  Notice.

Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, to the following address:

                 For the Company

                 Lafarge Corporation
                 11130 Sunrise Valley Drive, Suite 300
                 Mailing Address:
                 P.O. Box 4600
                 Reston, Virginia 22090-1415

                 Attention:  Chief Financial Officer

                 For the Parent

                 Lafarge Coppee S.A.
                 93 rue Nationale
                 F-92100 Boulogne Billancourt

                 Attention:  Direction  Financiere

or such other address as may be specified by the parties for such purposes.


SECTION 6.  Governing Law.

This Agreement relates to the securities of a Maryland corporation, and shall be construed in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland.


SECTION 7.  Regulatory Approval.

This Agreement is subject to and contingent upon all applicable regulatory approval.





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SECTION 8.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                            LAFARGE CORPORATION



                                            By   /s/  Jean-Pierre Cloiseau
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                                              Senior Vice President and
                                              Chief Financial Officer



                                            LAFARGE COPPEE S.A.



                                            By   /s/  Francois Jaclot
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                                              Executive Vice President





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